Registration No. 333-64304

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1st Source Corporation
(Exact name of Registrant as specified in its charter)

Indiana	35-1068133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Michigan Street
South Bend, Indiana	46601
(Address of Principal Executive Offices)	(Zip Code)

1st SOURCE CORPORATION 2001 STOCK OPTION PLAN
(Full title of the plan)

JOHN B. GRIFFITH	Copy to:
Executive Vice President, General Counsel	ERIC M. MOY, ESQ.
and Secretary	Barnes & Thornburg LLP
1st Source Corporation	11 S. Meridian Street
100 North Michigan Street	Indianapolis, Indiana 46204
South Bend, Indiana 46601
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
574-235-2000

DEREGISTRATION OF UNSOLD SECURITIES

1st Source Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister the 2,157,087 shares (as adjusted for stock splits and dividends) of the Registrant’s common stock, no par value per share, that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 333-64304) filed on July 2, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, and the State of Indiana, on this 18th day of February, 2014.

1ST SOURCE CORPORATION

By:	/s/ John B. Griffith
John B. Griffith, Esq.
Executive Vice President, General Counsel and Secretary